As filed with the Securities and Exchange Commission on February 25, 2011
     Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

NUVASIVE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0768598
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
7475 Lusk Boulevard
San Diego, California 92121
(858) 909-1800
(Address of Principal Executive Offices)
2004 EQUITY INCENTIVE PLAN
2004 EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plans)
Alexis V. Lukianov
Chairman and Chief Executive Officer
NuVasive, Inc.
7475 Lusk Boulevard
San Diego, California 92121
(858) 909-1800
(Name, address, including zip code, and telephone number, including area code of agent for service)
Copy to:
Michael S. Kagnoff, Esq.
DLA Piper LLP (US)
4365 Executive Drive
Suite 1100
San Diego, California 92122
(858) 677-1400

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

			Proposed Maximum	Proposed Maximum
	Amount to be		Offering Price per	Aggregate Offering	Amount of
Title of Securities to be Registered	Registered (1)		Share (4)	Price (4)	Registration Fee
Common Stock $0.001 par value per share, to be issued pursuant to the 2004 Equity Incentive Plan	5,970,550	(2)	$27.5750	$164,637,916	$19,114.46
Common Stock $0.001 par value per share, to be issued pursuant to the 2004 Employee Stock Purchase Plan	1,499,388	(3)	$27.5750	$41,345,624	$4,800.23
Aggregate Registration Fee:					$23,914.69

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes such indeterminable number of additional shares as may be issued as a result of an adjustment to the shares by reason of a stock split, stock dividend or similar capital adjustment, as required by the plans.

(2)	Represents 5,970,550 shares automatically added to the shares authorized for issuance under the NuVasive, Inc. 2004 Equity Incentive Plan (the “2004 EIP”) on January 1, 2008, January 1, 2009, January 1, 2010 and January 1, 2011, pursuant to the “evergreen” provision contained in the 2004 EIP. The registrant registered the shares initially authorized for issuance under the 2004 EIP pursuant to a registration statement on Form S-8 filed with the Securities and Exchange Commission on June 16, 2004 (File No. 333-116546) (the “2004 S-8”). The 2004 S-8 also registered an additional 1,000,000 shares that became issuable under the 2004 EIP pursuant to its “evergreen” provision. The registrant registered 2,361,054 additional shares that became issuable under the 2004 EIP based on the “evergreen” provision pursuant to a registration statement on Form S-8 filed with the Securities and Exchange Commission on February 29, 2008 (File No. 333-149478) (the “2008 S-8”). Since the 2008 S-8 was filed, a total of 5,970,550 additional shares have been automatically added to the shares authorized for issuance under the 2004 EIP pursuant to its “evergreen” provision: 1,413,202 additional shares on January 1, 2008, 1,425,414 additional shares on January 1, 2009, 1,550,887 additional shares on January 1, 2010 and 1,581,047 additional shares on January 1, 2011.

(3)	Represents 1,499,388 shares automatically added to the shares authorized for issuance under the NuVasive, Inc. 2004 Employee Stock Purchase Plan (the “2004 ESPP”) on January 1, 2008, January 1, 2009, January 1, 2010 and January 1, 2011 pursuant to the “evergreen” provision contained in the 2004 ESPP. The registrant registered the shares initially authorized for issuance under the 2004 ESPP pursuant to the 2004 S-8. The 2004 S-8 also registered an additional 250,000 shares that became issuable under the 2004 ESPP pursuant to its “evergreen” provision. The registrant registered 579,788 additional shares that became issuable under the 2004 EIP based on the “evergreen” provision pursuant to the 2008 S-8. Since the 2008 S-8 was filed, a total of 1,499,388 additional shares have been automatically added to the to the shares authorized for issuance under the 2004 ESPP pursuant to its “evergreen” provision: 353,301 additional shares on January 1, 2008, 363,104 additional shares on January 1, 2009, 387,722 on January 1, 2010 and 395,261 additional shares on January 1, 2011.

(4)	This estimate is computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee, and is based on the average of the high and low prices of the registrant’s common stock on February 24, 2011 as reported on the Nasdaq Global Market.

EXPLANATORY NOTE
This registration statement is being filed for the purpose of registering additional securities of the same class as other securities for which a registration statement of NuVasive, Inc. (the “Registrant”) on Form S-8 relating to the same employee benefit plans are effective. In accordance with General Instruction E to Form S-8, the contents of the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on June 16, 2004 (File No. 333-116546) are hereby incorporated by reference.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
          The following documents filed with the Commission by the Registrant are incorporated by reference in this registration statement:
          (a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed on February 25, 2011;
          (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the annual report referred to in (a) above (in each case, except for the information furnished under Items 2.02 or 7.01 in any current report on Form 8-K);
          (c) The description of the Common Stock of the Registrant contained in the Registration Statement on Form 8-A (No. 000-50744) filed with the Commission on May 5, 2004, pursuant to Section 12 of the Exchange Act of 1934 (the “Exchange Act”), and in any report filed for the purpose of amending such description.
          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all of the shares of common stock offered under this registration statement have been sold or which deregisters all of such shares then remaining unsold, are incorporated by reference in this registration statement and are a part hereof from the date of the filing of such documents, except as to any portion of any future annual, quarterly or current report or document that is not deemed filed with the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 4. Description of Securities
          Not applicable.
Item 5. Interests of Named Experts and Counsel
          Not applicable.
Item 6. Indemnification of Directors and Officers
          Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”).

          As permitted by the Delaware General Corporation Law, the Registrant’s restated certificate of incorporation includes a provision that eliminates the personal liability of the Registrant’s directors for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases) or (4) for any transaction from which the director derived an improper personal benefit.
          As permitted by the Delaware General Corporation Law, the Registrant’s bylaws provide that (1) it is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions, (2) the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law, (3) the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions and (4) the rights conferred in the bylaws are not exclusive.
          The Registrant has entered into indemnification agreements with each of its directors and executive officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s certificate of incorporation and to provide additional procedural protections. The Registrant also intends to enter into indemnification agreements with any new directors and executive officers in the future. At present, there is no pending litigation or proceeding involving any of the Registrant’s directors, officers, employees, or agents where indemnification by the Registrant will be required or permitted, and the Registrant is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.
     The indemnification provisions in the Registrant’s certificate of incorporation, bylaws and the indemnification agreements entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of its directors and executive officers for liabilities arising under the Securities Act.
     We have obtained liability insurance for our officers and directors.
Item 7. Exemption from Registration Claimed
          Not Applicable.

Item 8. Exhibits

Exhibit No.	Description

4.1(1)	Restated Certificate of Incorporation

4.2(1)	Restated Bylaws

4.3(3)	Second Amended and Restated Investors’ Rights Agreement, dated July 11, 2002, by and among NuVasive, Inc. and the other parties named therein

4.4(3)	Amendment No. 1 to Second Amended and Restated Investors’ Rights Agreement, dated June 19, 2003, by and among NuVasive, Inc. and the other parties named therein

4.5(3)	Amendment No. 2 to Second Amended and Restated Investors’ Rights Agreement, dated February 5, 2004, by and among NuVasive, Inc. and the other parties named therein

4.6(4)	Registration Rights Agreement, dated as of August 4, 2005, between NuVasive, Inc. and Pearsalls Limited

4.7(5)	Registration Rights Agreement Termination Agreement, dated as of September 26, 2006, between NuVasive, Inc. and Pearsalls Limited

4.5(6)	Indenture, dated March 7, 2008, between NuVasive and U.S. Bank National Association, as Trustee

4.6(6)	Form of 2.25% Convertible Senior Note due 2013

4.7(6)	Registration Rights Agreement, dated March 7, 2007, among NuVasive and Goldman, Sachs & Co., and J.P. Morgan Securities Inc., related to the 2.25% Convertible Senior Notes due 2013

4.8(7)	Specimen Common Stock Certificate

5.1	Opinion of DLA Piper LLP (US)

10.1(8)#	2004 Equity Incentive Plan

10.2(8)#	2004 Employee Stock Purchase Plan

10.3(8)#	Form of Stock Option Award Notice under 2004 Equity Incentive Plan

10.4(8)#	Form of Option Exercise and Stock Purchase Agreement under 2004 Equity Incentive Plan

10.5(8)#	Form of Restricted Stock Grant Notice and Restricted Stock Agreement under 2004 Equity Incentive Plan

10.6(9)#	Form of Restricted Stock Unit Award Agreement under 2004 Equity Incentive Plan

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of DLA Piper LLP (US) (filed as part of Exhibit 5.1)

24	Power of Attorney (included on the signature page to this registration statement)

(1)	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 13, 2004.

(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on December 15, 2008.

(3)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-113344) filed with the Commission on March 5, 2004.

(4)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on August 10, 2005.

(5)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on September 29, 2006.

(6)	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on May 9, 2008.

(7)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 15, 2006.

(8)	Incorporated by reference to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-113344) filed with the Commission on April 8, 2004.

(9)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K filed with the Commission on February 25, 2010.

#	Indicates management contract or compensatory plan.

Item 9. Undertakings
     The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 25, day of February, 2011.

NUVASIVE, INC.
By:	/s/ Alexis V. Lukianov
Alexis V. Lukianov
Chairman and Chief Executive Officer

POWER OF ATTORNEY
          We, the undersigned directors and/or officers of NuVasive, Inc. (the “Registrant”), hereby severally constitute and appoint Alexis V. Lukianov, Chairman and Chief Executive Officer and Michael J. Lambert, Executive Vice President and Chief Financial Officer, and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys, with full powers to them and each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-8 filed with the SEC, and any and all amendments to said Registration Statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 in connection with the registration under the Securities Act of 1933 of the Registrant’s equity securities, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.
          Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on February 25, 2011:

Signature	Title(s)

/s/ Alexis V. Lukianov Alexis V. Lukianov	Chairman, Chief Executive Officer, and Director (Principal Executive Officer)

/s/ Michael J. Lambert Michael J. Lambert	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting officer)

/s/ Jack R. Blair Jack R. Blair	Director

/s/ Peter C. Farrell Peter C. Farrell	Director

/s/ Lesley H. Howe Lesley H. Howe	Director

/s/ Robert J. Hunt Robert J. Hunt	Director

/s/ Eileen M. More Eileen M. More	Director

/s/ Richard W. Treharne Richard W. Treharne	Director

INDEX TO EXHIBITS

Exhibit No.	Description

4.1(1)	Restated Certificate of Incorporation

4.2(1)	Restated Bylaws

4.3(3)	Second Amended and Restated Investors’ Rights Agreement, dated July 11, 2002, by and among NuVasive, Inc. and the other parties named therein

4.4(3)	Amendment No. 1 to Second Amended and Restated Investors’ Rights Agreement, dated June 19, 2003, by and among NuVasive, Inc. and the other parties named therein

4.5(3)	Amendment No. 2 to Second Amended and Restated Investors’ Rights Agreement, dated February 5, 2004, by and among NuVasive, Inc. and the other parties named therein

4.6(4)	Registration Rights Agreement, dated as of August 4, 2005, between NuVasive, Inc. and Pearsalls Limited

4.7(5)	Registration Rights Agreement Termination Agreement, dated as of September 26, 2006, between NuVasive, Inc. and Pearsalls Limited

4.5(6)	Indenture, dated March 7, 2008, between NuVasive and U.S. Bank National Association, as Trustee

4.6(6)	Form of 2.25% Convertible Senior Note due 2013

4.7(6)	Registration Rights Agreement, dated March 7, 2007, among NuVasive and Goldman, Sachs & Co., and J.P. Morgan Securities Inc., related to the 2.25% Convertible Senior Notes due 2013

4.8(7)	Specimen Common Stock Certificate

5.1	Opinion of DLA Piper LLP (US)

10.1(8)#	2004 Equity Incentive Plan

10.2(8)#	2004 Employee Stock Purchase Plan

10.3(8)#	Form of Stock Option Award Notice under 2004 Equity Incentive Plan

10.4(8)#	Form of Option Exercise and Stock Purchase Agreement under 2004 Equity Incentive Plan

10.5(8)#	Form of Restricted Stock Grant Notice and Restricted Stock Agreement under 2004 Equity Incentive Plan

10.6(9)#	Form of Restricted Stock Unit Award Agreement under 2004 Equity Incentive Plan

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of DLA Piper LLP (US) (filed as part of Exhibit 5.1)

24	Power of Attorney (included on the signature page to this registration statement)

(1)	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 13, 2004.

(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on December 15, 2008.

(3)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-113344) filed with the Commission on March 5, 2004.

(4)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on August 10, 2005.

(5)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on September 29, 2006.

(6)	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on May 9, 2008.

(7)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 15, 2006.

(8)	Incorporated by reference to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-113344) filed with the Commission on April 8, 2004.

(9)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K filed with the Commission on February 25, 2010.

#	Indicates management contract or compensatory plan.